Exhibit 1.1

FIRST NLC FINANCIAL SERVICES, INC.

(a Delaware Corporation)

3,100,000 Shares of Common Stock

Par Value $.001 Per Share

Underwriting Agreement

June     , 2004

SUNTRUST CAPITAL MARKETS, INC.

PIPER JAFFRAY & CO.

STEPHENS INC.

As Representatives for the several underwriters

named in Schedule I

c/o SUNTRUST CAPITAL MARKETS, INC.

3333 Peachtree Road, NE

Atlanta, Georgia 30326

Ladies and Gentlemen:

First NLC Financial Services, Inc., a Delaware corporation (the “Company”) proposes to sell to the several underwriters named in Schedule I (collectively, the “Underwriters”) an aggregate of 3,100,000 shares (the “Firm Shares”) of the Company’s common stock, $.001 par value per share (the “Common Stock”). The Firm Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule I opposite the name of such Underwriter.

Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company grants to the Underwriters the right to purchase up to an additional 465,000 shares of Common Stock (the “Option Shares”), which option shall be exercisable in the manner, and such Option Shares shall be sold in the denominations, set forth in Section 2(b) below. The Firm Shares and Option Shares are herein sometimes referred to as the “Shares.”

Section 1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-113729) with respect to the Shares, including a Preliminary Prospectus subject to completion, in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder (all such rules and regulations, including Regulation S-X and Regulation S-K to the extent applicable, referred to as the “1933 Act Regulations”); and such amendments to such registration statement as may have been required, if any, prior to the date hereof have been filed with the Commission. Copies of such registration statement and amendment or amendments and of each related Preliminary Prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you. The Company has prepared in the same manner, and proposes so to file with the Commission a final prospectus in accordance with Rules 430A and 424(b) of the 1933 Act Regulations. The Company also may file a related registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations for the purpose of registering certain additional shares of Common Stock, which registration statement will be effective upon filing with the Commission. As filed, such amendment, any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations and the final prospectus, shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that you shall agree in writing to a modification, shall be in all respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Company shall have previously advised you in writing would be included or made therein.

The term “Registration Statement” as used in this Agreement shall mean such registration statement at the time such registration statement became effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information contained in any Prospectus (as hereinafter defined) and deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the 1933 Act Regulations. The term “Preliminary Prospectus” shall mean any preliminary prospectus furnished to you by the Company for use by the Underwriters and any preliminary prospectus included in the Registration Statement at the time it became effective that omits Rule 430A Information. The term “Prospectus” as used in this Agreement shall mean any prospectus relating to the Shares in the form first used by the Underwriters to confirm sales of the Shares. The term “Rule 430A Information” means information with respect to the Shares and the offering thereof permitted pursuant to Rule 430A of the 1933 Act Regulations to be omitted from the Registration Statement when it becomes effective. The term “462(b) Registration Statement” means any registration statement filed with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (including the Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such registration statement becomes effective). Except where the context otherwise requires, any reference herein to the term “Registration Statement” shall be deemed to include such 462(b) Registration Statement.

(b) The Registration Statement has been declared effective under the 1933 Act. No stop order preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened by the Commission or the state securities authority of any jurisdiction, and any Preliminary Prospectus distributed in connection with the offering of the Shares conformed in all respects to the requirements of the 1933 Act and the 1933 Act Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Registration Statement or any 462(b) Registration Statement (that information being limited to that described in Section 6(g) hereof).

(c) When the Registration Statement became effective and when any 462(b) Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the 1933 Act Regulations, when any amendment to the Registration Statement or any 462(b) Registration Statement becomes effective, when any supplement to the Prospectus is filed with the Commission, and at each Closing Date (as hereinafter defined in Section 2), (i) the Registration Statement, the 462(b) Registration Statement, the Prospectus and all amendments thereof and supplements thereto conform or will conform in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (ii) neither the Registration Statement, the 462(b) Registration Statement, the Prospectus nor any amendment or supplement thereto, contain or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Registration Statement or any 462(b) Registration Statement (that information being limited to that described in Section 6(g) hereof). The Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus and the Prospectus.

(d) The Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be substantively identical to the respective version of the Preliminary Prospectus or Prospectus created to be transmitted to the Commission under the 1933 Act for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with the requisite corporate power and authority to own, lease and license its properties, and conduct its business as currently carried on and as currently proposed to be conducted as described in the Prospectus. The Company has qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as currently carried on and as currently proposed to be conducted, requires such qualification, except where the failure to do so would not have a material adverse effect on the financial condition, results of operations or cash flows of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(f) The Company has no subsidiaries (as defined in the Securities Exchange Act of 1934, as amended (the “1934 Act”)) other than those listed on Schedule II hereto (the “subsidiaries” and each a “subsidiary”); other than the capital stock of the subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the Certificates of Incorporation and the Bylaws (or similar corporate documents including, in the case of any limited liability company, its operating agreement) of the Company and the subsidiaries and all amendments thereto have been delivered to you. Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and are owned by the Company; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interest in the subsidiaries are outstanding; no person holds a right, contractual or otherwise, to cause the Company or any subsidiary to issue or sell to it any shares of common stock or shares of any other capital stock or other equity interests of any subsidiary; and the capital stock or other equity interest of each subsidiary owned by the Company, directly or through its subsidiaries, is owned free and clear of all liens, encumbrances, claims and security interests. Except as disclosed in the Prospectus, no subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s capital stock or other ownership interests or from repaying to the Company or any other subsidiary any amounts which may from time to time become due under any loans or advances to such subsidiary from the Company or such other subsidiary, or from transferring any such subsidiary’s property or assets to the Company or to any other subsidiary.

(g) The Company has the requisite legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The Company has the requisite corporate power and authority to issue, sell and deliver the Shares as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the indemnification provisions set forth in Section 6 of this Agreement may be limited by applicable law or equitable principles, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies.

(h) Each consent, approval, authorization, order, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby including the consummation of the Reorganization (as such term is defined in Section 1(pp)), has been made or obtained by the Company, and is in full force and effect, except as may be required under applicable state securities laws. The issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, (i) will not result in a breach or violation of any of the terms and provisions of, or constitute a default by the Company or any subsidiary under, its Certificate of Incorporation or Bylaws (or similar corporate documents), as amended, (ii) will not result in a breach or violation of any of the terms or provisions of, or constitute a default by the Company or any subsidiary, under, any provision of any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party or to which it or its properties is subject, and (iii) will not result in a breach or violation of any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or any subsidiary or any of their properties, except, in the cases of clauses (ii) and (iii) for such breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(i) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization.” All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Common Stock of the Company conforms to the description of the Common Stock contained in the Registration Statement and the Prospectus. All offers and sales of the Company’s capital stock prior to the date hereof were at all relevant times duly registered under the 1933 Act or were exempt from the registration requirements of the 1933 Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. The Shares to be sold by the Company, when issued and delivered by the Company and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus. No preemptive rights of stockholders exist with respect to any of the Shares. Except as described in the Prospectus, no person or entity holds a right to require or participate in the registration of the offer and sale of the Shares under the 1933 Act, and (i) no person holds a right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i)(i), (i)(ii) and (i)(iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise. Except as described in the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the 1933 Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, or to require registration under the 1933 Act of the offer and sale of any shares of Common Stock of the Company at any other time. None of the issued shares of capital stock of the Company has been issued in violation of any preemptive or similar right. Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of any share of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. There is no commitment, plan or arrangement to issue any share of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company, except as is disclosed in the Prospectus.

(j) The consolidated financial statements of the Company (including all related notes and schedules) included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations, stockholders’ equity and cash flows for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (subject, in the case of unaudited financial statements, to normal year-end adjustments) and in conformity with Regulation S-X of the Commission. The supporting schedules included in the Registration Statement and the amounts in the Prospectus under the captions “Prospectus Summary — Summary Financial and Operating Information,” “Capitalization,” “Selected Financial Data,” “Quarterly Results of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are accurately computed, fairly present the information shown therein and have been determined on a basis consistent with the financial statements included in the Registration Statement and the Prospectus. No financial statements or schedules other than those included in the Prospectus are required by Form S-1 or otherwise to be included in the Registration Statement, the Prospectus or any Preliminary Prospectus.

The pro forma financial data set forth in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, the assumptions underlying the pro forma adjustments are reasonable, and such adjustments have been properly applied to the historical amounts in the compilation of such statements.

All other financial and statistical data included in the Registration Statement and Prospectus present fairly and accurately the information stated therein and have been prepared and compiled on a basis consistent with the books and records of the Company.

(k) Grant Thornton LLP has examined and is reporting upon the audited financial statements and schedules included in the Registration Statement and the Prospectus. Grant Thornton LLP are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and Grant Thornton LLP is a registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002.

(l) The Company has obtained, for the benefit of the Underwriters, from each of the Company’s directors, executive officers and stockholders, a written agreement, substantially in the form attached hereto as Exhibit A, that for a period of 180 days from the date of the Prospectus such director, executive officer or stockholder will not, without your prior written consent, except as permitted in such agreement: (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, any shares of Common Stock or other instrument or security which by its terms is convertible into, or exercisable or exchangeable for, any shares of Common Stock, or demand or request registration of any such securities under the 1933 Act; (ii) enter into any swap or similar agreement transferring the economic consequence of ownership of any Common Stock; or (iii) publicly announce any intention to effect any transaction contemplated by (i) or (ii).

(m) Neither the Company nor any of its subsidiaries has sustained, since December 31, 2003, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitration, or from any court or governmental action or inaction, order or decree, otherwise than as set forth in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described in the Prospectus there has not been (i) any change in the capital stock, long-term debt, obligations under capital leases or short-term borrowings of the Company or any of its subsidiaries; (ii) any event or development which could reasonably be seen as having a Material Adverse Effect; (iii) any transaction that is material to the Company and its subsidiaries taken as a whole, contemplated or entered into by the Company or any of the subsidiaries; (iv) any liability or obligation, direct or contingent, incurred or undertaken by the Company or any of its subsidiaries, except for liabilities or obligations incurred in the ordinary course of business or which otherwise would not have a Material Adverse Effect; or (v) any dividend or distribution of any kind declared, paid or made by the Company or its predecessors on any class of its capital stock.

(n) Neither the Company nor any subsidiary is in violation of its Certificate of Incorporation or similar organizational document, or its Bylaws or similar document governing the internal affairs of the entity, in each case as amended, and, as of the date hereof, no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it, any of its subsidiaries or any of their respective properties is subject, by the Company or any of its subsidiaries or, to the knowledge of the Company, by any other party thereto, and no violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, has occurred or exists, in any such case where the consequences of such violation or default would have a Material Adverse Effect.

(o) Except as otherwise disclosed in the Prospectus, (i) the Company and each of its subsidiaries have not authorized or conducted, and otherwise have no knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release or handling of any hazardous substance, asbestos, radon, polychlorinated biphenyl (“PCBs”), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any Environmental Law (as hereinafter defined) (collectively, “Hazardous Materials”), on, in, or under any real property owned, leased or used by the Company or any of its subsidiaries, (ii) the Company and each of its subsidiaries are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, “Environmental Laws”), and (iii) the Company and each of its subsidiaries have, and are in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws, except in the case of clause (o)(i) or (o)(ii) above where such noncompliance would not have a Material Adverse Effect. Except as otherwise disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any written notice from any governmental entity or any other person, and there is no pending or, to the knowledge of the Company or any of its subsidiaries, threatened claim, litigation or any administrative agency proceeding, that: (i) alleges a violation of any Environmental Laws by the Company or any of its subsidiaries; (ii) alleges that the Company or any of its subsidiaries is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq., or any state superfund law; (iii) has resulted in the attachment of an environmental lien on any real property owned, leased or used by the Company or any of its subsidiaries; or (iv) alleges the occurrence of contamination of any of such real property, damage to natural resources, property damage, or personal injury based on activities of the Company or any of its subsidiaries, or the activities of its predecessors, if any, or third parties (whether at the real property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

(p) The Company and its subsidiaries have good and marketable title to all real property owned by them, free and clear of all liens, encumbrances, claims and security interests, except such as would not have a Material Adverse Effect or are reflected in the Prospectus. Each parcel of real property owned or leased by the Company or any of its subsidiaries (including any real property acquired upon foreclosure), and each improvement thereon, complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to facilities located on such real property), except for such failures to comply that would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to such real property and improvements, except such proceedings or actions that would not have a Material Adverse Effect.

(q) All real property and buildings held or occupied under lease by the Company or any of its subsidiaries are held or occupied under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or any of its subsidiaries; such leases conform to the description thereof, if any, set forth in the Registration Statement and the Prospectus; and no written notice (or to the Company’s knowledge, other notice) has been given or claim asserted in writing (or to the Company’s knowledge, any other manner) by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or affecting the Company’s or any of its subsidiaries’ rights to the continued possession of the leased property.

(r) All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

(s) Except as described in the Prospectus, there is not pending, nor to the Company’s knowledge threatened, any action, suit, claim, proceeding, inquiry or investigation, to which the Company, any of its subsidiaries or any of their respective officers, directors or stockholders is a party or to which the properties, assets or rights of the Company or any of its subsidiaries are subject, before or brought by any federal, state, local or foreign government or regulatory commission, court, governmental agency, body, board or authority, which, if adversely determined, individually or in the aggregate, would have a Material Adverse Effect, or which could prevent consummation of the transactions contemplated by this Agreement.

(t) There are no contracts or other documents required by the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required. The agreements to which the Company or any of its subsidiaries is a party which are described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by the Company or its subsidiary in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforceability of creditors’

rights generally and rules of law governing specific performance, estoppel, injunctive relief and other equitable remedies, and to the Company’s knowledge, no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of the intention of any other party to any contract to which the Company or any such subsidiary is also a party to terminate such contract, except such contracts termination of which, individually or in the aggregate with other contracts with respect to which such notice shall have been received, would not have a Material Adverse Effect.

(u) The Company and each of its subsidiaries owns, possesses or has obtained all permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities and other third parties as are necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as presently conducted and as described in the Prospectus, except where a failure to own, possess or obtain such permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries have received any notice relating to termination, revocation or modification of any such license, permit, franchise, certificate, consent, order, approval or authorization, which termination, revocation or modification would have a Material Adverse Effect, and no such license, permit, franchise, certificate, consent, order, approval or authorization contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus. Neither the Company nor any of its subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus, except, in the case of products and services which the Company proposes to provide, where a failure to obtain such accreditation or certification would not have a Material Adverse Effect.

(v) The Company and each of its subsidiaries owns or possesses all intangible property rights and know-how necessary for the conduct of its business as currently carried on and as currently proposed to be carried on as described in the Prospectus (collectively, the “Intellectual Property”). Except as described in the Prospectus, (i) no third parties have received rights to any such Intellectual Property from the Company or any subsidiary, other than licenses granted in the ordinary course of business; (ii) to the Company’s or any subsidiary’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) to the Company’s or any subsidiary’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, and the Company and each subsidiary is unaware of any facts which would form a basis for any such claim; and (iv) to the Company’s or any subsidiary’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company and each subsidiary is unaware of any facts which would form a basis for any such claim. To the Company’s or any subsidiary’s knowledge, none of the technology employed by the Company or any subsidiary has been obtained or is being used by the Company or any subsidiary in violation of the rights of any person or third party. Neither the Company nor any subsidiary knows of infringement by others of Intellectual Property owned by or licensed to the Company or any subsidiary.

(w) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to operate in a manner that provides reasonable assurance that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are designed to timely alert them of material information relating to the Company; the Company’s auditors and the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and (iii) any change in the Company’s internal control over financial reporting that occurred during the year ended December 31, 2003 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting and any such change is disclosed in the Prospectus. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s knowledge, neither the Company nor any subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company or any subsidiary, as the case may be, or received or retained any funds, and no funds of the Company or any subsidiary, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

(x) The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

(y) The Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company and its predecessors have not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(z) The Company together with each subsidiary has filed all federal, state and local income tax and all other material foreign income, franchise, property and other tax returns and tax forms required to be filed. Neither the Company nor any subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any subsidiary is contesting in good faith and as to which adequate reserves have been provided. Such returns and forms are complete and correct in all material respects. The Company together with each subsidiary has made all payroll withholdings required to be made by it with respect to employees. The charges, accruals and reserves on the books of the Company together with each subsidiary in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the Company’s and each subsidiary’s knowledge, no tax deficiency might be reasonably asserted or threatened against the Company or any subsidiary that would individually or in the aggregate have a Material Adverse Effect.

(aa) The Company and each subsidiary maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business and, to the best of the Company’s and each subsidiary’s knowledge, generally consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, professional liability and casualty and liability (including, but not limited to product liability) insurance covering the Company’s and its subsidiaries’ operations, all of which insurance is in full force and effect.

(bb) To the Company’s and each subsidiary’s knowledge, no labor problem exists with the Company’s or any subsidiary’s employees, or is threatened or imminent, that would have a Material Adverse Effect. Neither the Company nor any subsidiary is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal vendors, suppliers, contractors or customers that would have a Material Adverse Effect.

(cc) Neither the Company nor its executive officers, directors, and affiliates, nor, to the Company’s knowledge, any other officer or stockholder of the Company, have taken, and such parties will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in or constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(dd) The Common Stock has been registered pursuant to Section 12(g) of the 1934 Act, and the Shares have been approved for listing on The NASDAQ Stock Market’s National Market (the “NASDAQ”), subject to official notice of issuance.

(ee) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Prospectus.

(ff) The Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(gg) Except as described in the Registration Statement or Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act Regulations.

(hh) The Company and each subsidiary has good and marketable title to all personal property owned by it, free and clear of liens, encumbrances, claims and security interests, other than liens, encumbrances, claims and security interests reflected in the financial statements (or elsewhere in the Registration Statement and Prospectus) or liens, encumbrances, claims and security interests that are not material in amount and do not adversely affect the use made of such property by the Company and the subsidiaries or otherwise have a Material Adverse Effect; and all personal property held under lease by the Company and each subsidiary is held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiary.

(ii) No relationship, direct or indirect, exists between or among the Company or any subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary on the other hand, which is required to be described in the Prospectus and which is not so described.

(jj) The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.

(kk) The Company and each subsidiary is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); with respect to each “employee benefit plan” (as defined in Section 3(3) of ERISA), the Company and each subsidiary is in compliance in all material respects with all currently applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), including the regulations and published interpretations thereunder; to the Company’s and each subsidiary’s knowledge, no “reportable event” (as defined in Section 4043 of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which the Company or any subsidiary would have any liability; neither the Company nor any subsidiary has incurred, and does not expect to incur, liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

(ll) The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(mm) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(nn) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of NASDAQ.

(oo) To the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Prospectus.

(pp) the execution and delivery of the Agreement and Plan of Merger effective as of June     , 2004 (the “Reorganization Agreement”) among NLC Financial Services, LLC, a Delaware limited liability company, and the Company, pursuant to which NLC Financial Services, LLC was merged with and into the Company, its wholly owned subsidiary, resulting in the former subsidiaries of NLC Financial Services, LLC becoming subsidiaries of the Company (the “Reorganization”), were duly authorized by all necessary corporate action on the part of each of NLC Financial Services, LLC and the Company; and each of NLC Financial Services, LLC and the Company had the requisite corporate power and authority to execute and deliver the Reorganization Agreement and the exhibits, certificates and other documents related thereto to which they are a party, to file such Reorganization Agreement and other documents with the Secretary of State of the State of Delaware and to consummate the Reorganization contemplated by the Reorganization Agreement, and the Reorganization Agreement at the time of execution and immediately prior to the effectiveness of the Reorganization constituted a valid and binding obligation of each of NLC Financial Services, LLC and the Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies. The Reorganization has been consummated and the Reorganization Agreement and any other appropriate filings have been made with the Secretary of State of the State of Delaware. In connection with the Reorganization, the NLC Financial Services, LLC Operating Agreement, dated as of November 11, 1999, as amended, was expressly terminated including without limitation those rights and obligations set forth in Articles VIII-XII thereof.

(qq) Neither the Company nor any of its subsidiaries nor any officer or director purporting to act on behalf of the Company or any of its subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of its subsidiaries sells loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from the Company or any of its subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its subsidiaries.

(rr) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of its subsidiaries, has made any payment of funds of the Company or of any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus that was not disclosed in the Prospectus.

(ss) Each of Jeffrey Henschel and Neal Henschel shall have entered into an employment agreement with the Company which in the case of Jeffrey Henschel’s agreement shall be an agreement replacing the agreement NLC Financial Services, LLC entered into with Jeffrey Henschel on November 11, 1999.

Section 2. Sale and Delivery of Shares to the Underwriters; Closing.

(a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule I hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $[            ] per share, the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

(b) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 465,000 Option Shares on the same terms and conditions as the Firm Shares. The option hereby granted will expire if not exercised within the 30-day period after the first date on which you release the Firm Shares for sale to the public. The option granted hereby may be exercised by you, as Representatives of the several Underwriters, in whole or in part (but not more than once), only for the purpose of covering the over-allotments that may be made in connection with the offering and distribution of the Firm Shares, by giving written notice to the Company. The notice of exercise shall set forth the number of Option Shares as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the “Date of Delivery”) shall be determined by you but shall not be earlier than the second business day after the date on which the notice of the exercise of the option shall have been given nor later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriters, severally and not jointly, in their respective underwriting obligation proportions.

(c) Payment of the purchase price for and delivery of the Firm Shares shall be made at the offices of SunTrust Capital Markets, Inc. (“SunTrust”) or at such other place as shall be agreed upon by the Company and you, at 9:00 a.m. (prevailing Eastern time), on             , 2004 (unless postponed pursuant to Section 9 hereof) (such date and time of payment and delivery being herein called the “Closing Time”) (the Closing Time and each Date of Delivery, if any, being sometimes referred to as a “Closing Date”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for and delivery of the Option Shares shall be made at the offices of SunTrust in the manner set forth above, or at such other place as the Company and you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment for the Firm Shares and the Option Shares in immediately available funds shall be made by wire transfer to the respective bank accounts designated by the Company against delivery to you for the respective accounts of the Underwriters of the Shares to be purchased by them.

(d) The Shares to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be, including, at the option of the Underwriters, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified in writing to the Underwriters by the Company upon at least 48 hours’ prior notice. The Shares will be made available at the offices of SunTrust or at such other place as you may designate for examination and packaging not later than 9:00 a.m. (prevailing Eastern time) at least two full business days prior to the Closing Time or the Date of Delivery, as the case may be.

Section 3. Certain Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a) The Company will use its reasonable best efforts to cause any post-effective amendment to the Registration Statement to become effective (if not yet effective at the date and time that this Agreement is executed and delivered by the parties hereto). If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations or the filing of the Prospectus is otherwise required under Rule 424(b) of the 1933 Act Regulations, and subject to the provisions of Section 3(b) of this Agreement, the Company will comply with the requirements of Rule 430A and will file the Prospectus, properly completed, pursuant to the applicable provisions of Rule 424(b), within the time period prescribed. If the Company elects to rely upon Rule 462(b), the Company shall file a 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., prevailing Eastern time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee. The Company will notify you promptly and (if requested by you) confirm the notice in writing, (i) when the Registration Statement, the 462(b) Registration Statement or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or the 462(b) Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any 462(b) Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the

Shares for offering or sale in any jurisdiction, or of the institution or threat of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(b) The Company will not at any time file or make any amendment to the Registration Statement or any amendment or supplement (i) to the Prospectus, if the Company has not elected to rely upon Rule 430A, or (ii) if the Company has elected to rely upon Rule 430A, to either the Prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus filed in accordance with Rule 424(b), or (iii) if the Company has elected to rely upon Rule 462(b), to any 462(b) Registration Statement, in any case if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or counsel for the Underwriters shall reasonably object to such amendment or supplement.

(c) The Company has furnished or will furnish to you, at the Company’s expense, as soon as available, as many signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to each Underwriter, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (but without exhibits).

(d) The Company will deliver to each Underwriter, at the Company’s expense, from time to time, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and the 1933 Act Regulations. The Company will deliver to each Underwriter, at the Company’s expense, from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as each Underwriter may reasonably request which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be substantively identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T. The Company will use its best efforts to comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. In case you are required to deliver a prospectus within nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1933 Act Regulations, the Company will notify you and upon your request prepare promptly and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(e) Subject to Section 3(b) hereof, the Company will file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the 1933 Act or requested by the Commission.

(f) The Company will use its reasonable best efforts, in cooperation with you, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

(g) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(h) The Company will make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the 1933 Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the 1933 Act Regulations) as soon as is reasonably practicable after the termination of such twelve-month period but not later than [            ].

(i) The Company will file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

(j) During a period of three years from the date hereof, the Company will furnish to you promptly and, upon request: (i) copies of any reports or other communications which the Company shall send to stockholders or shall from time to time publish or publicly disseminate; (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission; and (iii) copies of documents or reports filed with NASDAQ and any national securities exchange on which any class of securities of the Company is listed.

(k) The Company will furnish to you as promptly as practicable prior to the Closing Time and any Date of Delivery, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and its subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 5(g) hereof.

(l) For a period of 180 days from the date hereof (the “Lock-Up Period”), the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, hypothecate, pledge, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, or register or publicly announce any intent to register under the 1933 Act the offer or sale of any capital stock of the Company, except for: (i) the registration of the offer and sale of the Shares and sales to the Underwriters pursuant to this Agreement; (ii) contributions to employee benefit plans in existence on the date of the execution of this Agreement; (iii) the grant of options pursuant to the Company’s 2004 equity compensation plan in effect at the time of execution of this Agreement; and (iv) a registration statement filed on Form S-8 limited in scope to the Company’s 2004 equity compensation plan described in the Registration Statement and Prospectus and the Company’s tax-qualified employee savings plan under Section 401(k) of the Code. The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares.

(m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

(n) If at any time during the 30-day period after the Registration Statement becomes effective, any publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such publication or event necessitates a supplement or amendment of the Prospectus), the Company agrees to forthwith consult and cooperate with you concerning the Company’s response to or comment on such publication or event.

(o) The Company will file timely and accurate information with the Commission in accordance with Rule 463 of the 1933 Act Regulations or any successor provision.

(p) The Company will supply the Underwriters with copies of all correspondence to and from and all documents issued to and by the Commission or the Commission staff in connection with the registration of the Shares under the 1933 Act.

(q) The Company will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002, and shall use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such provisions.

(r) The Company will comply with all of the provisions of any undertakings in the Registration Statement.

(s) The Company will not amend its Certificate of Incorporation or Bylaws between the time of the first filing of the Prospectus with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and the Closing Date.

Section 4. Payment of Expenses.

(a) The Company will pay or cause to be paid and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters; (ii) the preparation, printing and distribution of this Agreement and any instruments relating to any of the foregoing; (iii) the issuance and delivery of the Shares to the Underwriters, including any transfer taxes payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters); (iv) the fees and disbursements of the Company’s counsel and accountants; (v) the qualification of the Shares under the applicable securities laws in accordance with Section 3(f) hereof and any filing for review of the offering with the NASD, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith; (vi) the transfer agent’s and registrar’s fees and all miscellaneous expenses referred to in Item 13 of the Registration Statement; (vii) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares; and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder (including costs incurred in closing the purchase of the Option Shares, if any) that are not otherwise specifically provided for in this section. The Company, upon your request, will provide funds in advance for filing fees in connection with “blue sky” qualifications and the NASD review of the offering.

(b) If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 8(b) hereof (but not if this Agreement is terminated pursuant to Section 9 hereof), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and expenses of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Shares that they have severally agreed to purchase pursuant to this Agreement (whether Firm Shares at the Closing Time or, upon exercise of the option granted in Section 2, Option Shares on the Date of Delivery) are subject to the following conditions:

(a) The Registration Statement shall remain effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no order preventing or suspending the use of any Preliminary Prospectus or Prospectus shall have been issued and no proceedings for such purposes shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. No suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred. If the Company has elected to rely upon Rule 430A, a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) You shall have received an opinion, from Morgan, Lewis & Bockius LLP, counsel for the Company, dated such Closing Date in substantially the form attached hereto as Exhibit B with respect to certain matters as the Underwriters may reasonably require.

(c) You shall have received an opinion, from the General Counsel and Chief Compliance Officer of the Company, dated such Closing Date in substantially the form attached hereto as Exhibit C with respect to certain matters as the Underwriters may reasonably require.

(d) You shall have received opinions from Kirkpatrick & Lockhart LLP, counsel for the Company, dated such Closing Date, in substantially the forms attached hereto as Exhibit D and Exhibit E with respect to certain regulatory matters as the Underwriters may reasonably require.

(e) You shall have received an opinion from Alston & Bird LLP, counsel for the Underwriters, dated such Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) As of such Closing Date,

(i) the Registration Statement, any 462(b) Registration Statement, and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all respects with Rules 424(b), 430A and 462 under the 1933 Act and neither the Registration Statement, any 462(b) Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii) there shall not have been any change in the capital stock or long-term debt of the Company or any subsidiary or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, condition (financial or otherwise), stockholders’ equity, results of operations, properties or prospects of the Company and its subsidiaries, otherwise than as set forth in the Prospectus, the effect of which is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the completion of the public offering or the sale of or payment for the Shares;

(iii) no action, suit or proceeding at law or in equity before or by any federal, state or other commission, court, board or administrative agency shall be pending or, to the Company’s or any subsidiary’s knowledge, threatened against the Company or any of its subsidiaries that would be required to be set forth in the Prospectus, other than as set forth therein, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect;

(iv) the Company shall have complied with all agreements and satisfied all conditions contained herein in all respects to be performed or satisfied at or prior to such Closing Date; and

(v) the representations and warranties of the Company set forth in Section 1 shall be accurate in all respects as though expressly made at and as of such Closing Date. You shall have received certificates, dated as of such Closing Date, executed by the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of the Company to such effect and with respect to the following additional matters:

(A) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the 1933 Act or the 1933 Act Regulations;

(B) they have carefully reviewed the Registration Statement, any 462(b) Registration Statement and the Prospectus and when the Registration Statement and any 462(b) Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, any 462(b) Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading and neither the Registration Statement, any 462(b) Registration Statement, the Prospectus nor any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth; and

(C) all agreements herein to be performed by the Company on or prior to such Closing Date have been duly performed.

(g) You shall have received from Grant Thornton LLP a letter addressed to the Underwriters and dated the date hereof and the Closing Date, substantially in the form heretofore approved by you and your counsel.

(h) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in new hostilities, there shall have been an escalation in existing hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in the case of each of (i) through (iv) above, in your sole judgment, impracticable or inadvisable to proceed with the completion of the public offering or the sale of or payment for the Shares, or (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Company.

(i) As of such Closing Date, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 5(e) and in order to evidence the accuracy and completeness of any of the representations and warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to such Closing Date in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters. The Company will furnish you with such number of conformed copies of such opinion, certificates, letters and documents, as you shall request.

(j) The NASD, upon review of the final prospectus following its issuance of a “no objections” statement as to the terms of the public offering of the Shares and the Underwriters’ participation in the same, shall not have subsequently objected to such offering, such terms or the Underwriters’ participation in the same; provided the Underwriters have used their best efforts to cause the NASD to remove such objection.

(k) The Firm Shares and the Option Shares, if any, shall have been approved for listing on the NASDAQ National Market upon official notice of the issuance, sale and evidence of satisfactory distribution thereof pursuant to this underwritten public offering.

(l) Each executive officer, director and stockholder of the Company shall have agreed in writing as to the matters set forth in Section 1(l) and such agreements shall be in full force and effect.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to such Closing Date, and such termination shall be without liability of any party to any other party.

Section 6. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all such persons, from and against any losses, claims, damages or liabilities, joint or several, to which any such Underwriter or any such other person may become subject under the 1933 Act, the 1934 Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any “blue sky” application or other document executed by the Company or based upon any information furnished in writing by the Company, filed in any jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (“Blue Sky Application”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, any untrue statement or alleged untrue statement made by the Company in Section 1 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, and will reimburse each Underwriter and each such partner, director, officer, employee and controlling person for any legal or other expenses reasonably incurred by such Underwriter, partner, director, officer, employee or controlling person in connection with investigating or defending any such loss, claim, damage, expense, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus, Prospectus, or such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by you or by any Underwriter through you consists of the information specified in Section 6(g) below; provided, further, that the Company will not be liable for any such losses, claims, damages, expenses, or liabilities arising from the sale of the Shares to any person if a copy of the Prospectus (as first filed pursuant to Rule 424(b)) or the Prospectus as amended or supplemented by all amendments or supplements thereto which has been furnished to the Underwriters (within a reasonable amount of time prior to such sale) shall not have been sent, mailed or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, but only if and to the extent that such Prospectus, if so sent or delivered, would have cured the defect giving rise to such loss, claim, damage, expense or liability. In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any breach or any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse the Underwriters, their partners, directors, officers, employees and controlling persons on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters and such other persons for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have.

(b) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject under the 1933 Act, the 1934 Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus, Prospectus, or such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with information furnished to the Company by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information specified in Section 6(g) below, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, expense, liability or action. In addition to their other obligations under this Section 6(b), the Underwriters agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any breach or any statement or omission, or any alleged statement or omission, described in this Section 6(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Company for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement shall be in addition to any liabilities that the Underwriters may otherwise have.

The indemnity agreement in this Section 6(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as such agreement applies to the Company.

(c) Within ten days after receipt by an indemnified party under Section 6(a) or 6(b) above of notice of commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, provided, however, that any failure or delay in so notifying the indemnifying party will not relieve the indemnifying party of any obligation hereunder, except to the extent that its ability to defend such action is actually impaired by such failure or delay. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events such fees and expenses shall be borne by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 6(a) and 6(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Service of a written demand for arbitration or a written notice of intention to arbitrate must commence any such arbitration, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 6(a) and 6(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 6(a) and 6(b).

(e) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 6 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims and damages of the nature contemplated by such indemnity incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that (i) the Underwriters are responsible pro rata for that portion represented by the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price (before deducting expenses) appearing thereon, and (ii) the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, the Company and the Underwriters shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. For purposes of this Section 6(e), the partners, directors, officers and employees and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

(f) The parties to this Agreement acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions of this Agreement, including without limitation, the provisions of this Section 6, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the 1933 Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 6, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 6 and further agree not to attempt to assert any such defense.

(g) For purposes of this Section 6, the Underwriters severally confirm, and the Company acknowledges, that the information set forth in the Prospectus: (i) in the final paragraph on the cover page, (ii) in the table under the caption “Underwriting,” listing the Underwriters and the number of shares each has agreed to purchase, (iii) the second and third sentence in the second paragraph under the caption “Underwriting,” relating to concession and reallowance figures, and (iv) in the first paragraph under the caption “Underwriting – Stabilization, Short Positions and Penalty Bids” constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

Section 7. Representations and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company, set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Underwriter or any representative, officer, director or any controlling person with respect to an Underwriter or the Company, and will survive delivery of and payment for the Shares or termination of this Agreement.

Section 8. Effective Date of Agreement and Termination.

(a) This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) release of notification of the effectiveness of the Registration Statement by the Commission, provided, however, that the provisions of Section 6 shall at all times be effective.

(b) You may terminate this Agreement by notice to the Company at any time at or prior to the Closing Date in accordance with the last paragraph of Section 5 of this Agreement.

(c) If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party, except that, notwithstanding any such termination, (i) the provisions of Section 4 and Section 6 shall remain in effect, and (ii) if any Shares have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 3 shall also remain in effect.

Section 9. Default by One or More of the Underwriters.

(a) If any Underwriter shall default in its obligation to purchase the Firm Shares that it has agreed to purchase hereunder, you may in your discretion arrange for you, another party, or other parties to purchase such Firm Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Firm Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Firm Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Firm Shares, or the Company notifies you that it has so arranged for the purchase of such Firm Shares, you or the Company shall have the right to postpone the Closing Time for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Firm Shares.

(b) If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in subsection (a) above, the aggregate number of Firm Shares which remains unpurchased does not exceed 10% then the Company shall have the right to require each non-defaulting Underwriter to purchase the Firm Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Shares which such Underwriter agreed to purchase hereunder) of the Firm Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in subsection (a) above, the number of Firm Shares which remains unpurchased exceeds 10%, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section 4 hereof and the indemnity and contribution agreements in Section 6 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

Section 10. Default by the Company. If the Company shall fail at the Closing Time to sell and deliver the respective aggregate number of Firm Shares that it is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party, except to the extent provided in Section 4 and except that the provisions of Section 6 shall remain in effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of its default.

Section 11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed, delivered or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o SunTrust Robinson Humphrey, 3333 Peachtree Road, NE, Atlanta, Georgia 30326, Attention:                  and notices to the Company shall be directed to First NLC Financial Services, Inc., 700 W. Hillsboro Boulevard, Building 1, Deerfield Beach, Florida 33441, Attention: Jeffrey Henschel. Each notice hereunder shall be effective upon receipt by the party to which it is addressed.

Section 12. Parties. This Agreement is made solely for the benefit of the Underwriters and the Company and, to the extent so provided, the partners, directors, officers and employees of the Underwriters and any person controlling any of the Underwriters, the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 6, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Shares.

Section 13. Governing Law and Time. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia. Specified time of the day refers to United States Eastern Time, unless otherwise specified.

Section 14. Counterparts. This Agreement may be executed in any number of counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. A facsimile signature shall constitute an original signature for all purposes.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours, FIRST NLC FINANCIAL SERVICES, INC.

By:

Neal Henschel, Chairman and Chief Executive Officer

Confirmed and accepted in Atlanta, Georgia,

as of the date first above written, as Representatives of the Underwriters named in Schedule I hereto.

SunTrust Capital Markets, Inc.

Piper Jaffray & Co.

Stephens Inc.

By:	SUNTRUST CAPITAL MARKETS, INC.

By:

Name:

Title:

SCHEDULE I

Name	Number of Shares
SunTrust Capital Markets, Inc.	[	]
Piper Jaffray & Co.	[	]
Stephens Inc.	[	]
Total	3,100,000

Schedule I

SCHEDULE II

First NLC Financial Services, LLC, a Florida limited liability company and wholly owned subsidiary of the Company

NLC, Inc., a Tennessee corporation and wholly owned subsidiary of First NLC Financial Services, LLC

First NLC, Inc., a Minnesota corporation and wholly owned subsidiary of First NLC Financial Services, LLC

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

EXHIBIT B

FORM OF MORGAN, LEWIS & BOCKIUS LLP OPINION

EXHIBIT C

FORM OF GENERAL COUNSEL AND CHIEF COMPLIANCE OFFICER OPINION

EXHIBIT D

FORM OF REGULATORY OPINION

EXHIBIT E

FORM OF REGULATORY LICENSING OPINION